Mandalay Media Announces Management Change

Wednesday January 14, 8:00 am ET

LOS ANGELES--(BUSINESS WIRE)--Mandalay Media, Inc. (OTCBB: MNDL - News) announced today that Bruce Stein, Chief Executive Officer, has left the company to pursue other opportunities. “I greatly appreciate the work Bruce has done for the past year at Mandalay Media,” said Peter Guber, the Company’s Co-Chairman. “Bruce is a dynamic person, someone I’ve known for over 20 years, and we wish him well in his future endeavors.”

About Mandalay Media, Inc.

Mandalay Media, Inc. is a development stage company whose mission is to build a unique combination of new media distribution and content companies through asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. For more information please consult www.mandalaymediainc.com

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about MNDL. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MNDL's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Twistbox is engaged; demand for the products and services that Twistbox provides, as well as other relevant risks detailed in MNDL's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. MNDL assumes no obligation to update the information contained in this press release.

Contact:
CEOcast, Inc. for Mandalay Media
Dan Schustack, 212-732-4300